Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-33862 of Prodeo Technologies, Inc. (formerly known as SITEK, Incorporated) on Form S-8 of our report dated July 10, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the ability of Prodeo Technologies, Inc. to continue as a going concern) appearing in this Annual Report on Form 10-K of Prodeo Technologies, Inc. for the year ended March 31, 2001.


/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
July 16, 2001